Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-100671, 333-227999, 333-195375, 333-189506, 333-166193, 333-268116) pertaining to the U.S. Bank 401(k) Savings Plan of our report dated June 21, 2024, with respect to the financial statements and supplemental schedule of the U.S. Bank 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2023.

Minneapolis, Minnesota

June 21, 2024